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                                                                   EXHIBIT 99.01

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        I, Roy O. Houff, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                            /s/ Roy O. Houff
                                                            --------------------
                                                            Roy O. Houff
                                                            August  , 1997